POWER OF ATTORNEY

I hereby make, constitute and appoint each of Julia Stark
Benjamin O. Orndorff
Michael Pressman
Christyne Mayberry

or any of them acting singly, and with full power of substitution, re-substitution and delegation, to be my true and lawful attorney-in-fact (each of such persons and their substitutes and delegees being referred to herein as the Attorney-in-Fact), with full power to act for me in my name, place and stead, in my capacity as an officer, director or shareholder of Microsoft Corporation (the Company), to:

1. Take such actions as may be necessary or appropriate to enable me to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (SEC) utilizing the SEC Electronic Data Gathering and Retrieval (EDGAR) system, which actions may include (a) enrolling me in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling me to make filings and submissions utilizing the EDGAR system;

2. Prepare and execute any and all forms, schedules and other documents (including any amendments thereto) I am required to file with the SEC, or which the Attorney-in-Fact considers it advisable for me to file with the SEC, under Section 13 or Section 16 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933 (Rule 144), including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144 (all such forms, schedules and other documents being referred to herein as SEC Filings);

3. Submit and file SEC Filings with the SEC utilizing the EDGAR system or cause them to be submitted and filed by a person appointed under
Section 5 below;

4. File, submit or otherwise deliver SEC Filings to any securities exchange on which Microsoft securities may be listed or traded;

5. Act as an account administrator for my EDGAR account, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of my EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on my EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to my EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;

6. Cause the Company to accept a delegation of authority from any of my EDGAR account administrators and, pursuant to that delegation, authorize Microsoft EDGAR account administrators to appoint, remove or replace users for my EDGAR account; and

7. Obtain, as my representative and on my behalf, information regarding transactions in Microsoft equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and I hereby authorize any such third party to release any such information to the Attorney-in-Fact.

I acknowledge that:

a) This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

b) Any documents prepared or executed by the Attorney-in-Fact on behalf of me pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

c) Neither the Company nor the Attorney-in-Fact assumes any liability for my responsibility to comply with the requirements of
Section 13 or Section 16 of the Exchange Act or Rule 144, any liability of mine for any failure to comply with such requirements, or any liability of mine for disgorgement of profits under
Section 16(b) of the Exchange Act; and

d) This Power of Attorney does not relieve me from responsibility for compliance with my obligations under Section 13 or Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or
Section 16 of the Exchange Act.

I hereby grant to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as I might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 4 or 5 or Schedules 13D or 13G or Forms 144 with respect to my holdings of and transactions in securities of the Company, unless earlier revoked by me in a signed writing delivered to the Attorney-in-Fact. This
Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, I have executed this Power of Attorney as of December 5, 2025.


/s/ John David Rainey
John David Rainey